Exhibit 10.40

Contract ID: Sale of Future Receipts Agreement

	Seller’s Legal Name IAC - 1196392273 Mobilewalla, Inc.	D/B/A Mobilewalla	Form of Business Entity and State of Incorporation Corporation
	Street Address 5170 Peachtree Road, Bldg 100 Ste. 100	City, State ChambleeGA	Zip 30341
	Mailing Address 5204 Bradford Circle	City, State DunwoodyGA	Zip 30338
	Primary Contact Name Jay Clark	Primary Contact Title Owner	Primary Contact Phone Number 770-402-6730□
Seller’s Deposit Account Please enter your Bank name, routing and account number. Name of Depository Institution: SVB - Division of First Citize ABA Transit/Routing #: [***] Checking Account #: [***]
Purchase Price Paid to Seller $250,000.00		Initial Periodic Amount $6,850.00
Purchase Amount of Future Receipts $342,500.00

What is the Initial Periodic Amount?

The Initial Periodic Amount is an estimate of the Specified Percentage of your average sales revenue. We will debit the Periodic Amount from your Account (as defined herein) each [business day day/week/month] (each, a “Remittance Date”), subject to your actual revenue. We based the Initial Periodic Amount on information you provided or made available to us to calculate your average revenue over a period of time prior to the date of this Agreement. Please refer to Section 4 of this Agreement for how you can adjust the Periodic Amount.

Specified Percentage 15%
Periodic Frequency Weekly
Itemization Of Net Amount Funded To Seller	Purchase Price	$250,000.00
	Prior Balance(s)	$0.00	(If applicable) paid to Buyer and/or third parties

	Origination Fee	$10,000.00	x. (initial)
	ACH Program Fee	$0.00	x. (initial)
	UCC & Wire Fee	$134.00	x. (initial)
	Net Amount Funded to Seller	$239,866.00	x. (initial)

This Sale of Future Receipts Agreement (“Agreement”) effective, Feb 19, 2026 , is made by and between ADVANCE SERVICE GROUP, LLC (“Buyer”), the business identified above (“Seller”), and each Guarantor identified below (each a “Guarantor”).

Seller, hereby sells, and assigns to Buyer, without recourse, the Purchased Amount of Future Receipts identified above (the “Purchased Amount”) of the proceeds of each future sale made by Seller (collectively “Future Receipts”) and will deliver the Specified Percentage of Future Receipts and pay the origination fee identified above (the “Origination Fee”) in accordance with this Agreement.

Agreement of Seller: By signing below Seller agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Exhibit 10.40

Seller: Mobilewalla, Inc.
Agreed to by: (Signature),	its (Title)

Agreement of Each Guarantor: By signing below each Guarantor agrees to the terms and conditions contained in this Agreement, including those terms and conditions on the following pages, and further agrees that this transaction is for business purposes.

Notice: This Agreement contains a personal guaranty of performance, and by signing below, you agree that you will be personally liable for the prompt and complete performance of certain obligations of Seller as described in this Agreement.

Guarantor Name: Jay Clark (Signature);	Name: (Signature)
Guarantor #2 Name (if applicable):Anindya Datta (Signature);	Name: (Signature)

Fee Schedule

Addendum to the Sale of Future Receipts Agreement (“Agreement”) Between Advance Service Group, DBA TVT Madison Square (“BUYER”) And Mobilewalla, Inc.(“Seller”)

Applicable Fees

1.
Possible Conflicts. If there is any conflict or inconsistency between any of the provisions of this Addendum and any of the provisions of the Sale of Future Receipts Agreement (the “Agreement”) to which this Rider is attached, all such conflicts and inconsistencies shall be resolved in favor of the provisions of this Rider.
2.
Definitions. All capitalized terms used in this Rider shall have the meaning set forth in the Agreement unless otherwise indicated herein.
3.
Applicable Fees. The parties agree that the Applicable Fees which Seller shall pay to Buyer, pursuant to the Agreement shall be as follows:
a.
Origination Fee: $10,000.00
b.
ACH Program Fee: $50.00 (to cover expense of ACH processing program).
c.
Merchant Portal Access: $100.00/month (provides live access to Seller’s account on Buyer’s virtual platform. Includes unpaid remittances, account status, and remittance history.)
d.
UCC Fee: $99.00 (part of filing UCC financing statements and their terminations).
e.
Wire Fee: $35.00 (to cover the cost of remitting the Purchase Price).
f.
Default Fee: 25% of the undelivered Purchased Amount at the time of default.
g.
Rejected ACH Fee: $2,500.00 (If Rejected ACH not cured pursuant to this Agreement, the Agreement shall be in default.)
h.
3rd Party Collections Fee: 33% of the undelivered Purchased Amount at the time of default.
4.
Authorization. Seller hereby authorizes Buyer to apply a portion of the Purchase Price due to Seller pursuant to the Agreement toward satisfaction of Seller’s obligation to pay the Applicable Fees pursuant to the Agreement by deducting the amount of the Applicable Fees from the Purchase Price prior to delivering it to Seller.
5.
No Reduction of Purchase Price. Seller hereby agrees that deduction of the Applicable Fees from the Purchase Price shall not be deemed to reduce the Purchase Price.
6.
All fees and/or liquidated damage amounts (i) may be added to the balance owed to Buyer under the Agreement (if not already paid out of the Purchase Price), and (ii) are in addition to Buyer’s rights and remedies under the Agreement, including the right to declare Merchant in default

Seller and Buyer agree that this Rider shall be attached to the Agreement and shall be made a part thereof.

FOR THE SELLER	FOR THE SELLER
By:	By:
Name: Jay Clark	Name: Anindya Datta

Exhibit 10.40

Terms and Conditions
1.
Future Receipts. “Future Receipts” includes all payments made by cash, check, Automated Clearing House (“ACH”) or other electronic transfer, credit card, debit card, bank card, charge card (each such card shall be referred to herein as a “Payment Card”) or other form of monetary payment in the ordinary course of Seller’s business. As payment for the Purchased Amount, Buyer will pay to Seller the Purchase Price, minus any fees and amounts to satisfy prior balances shown above.
2.
Buyer’s Acceptance of Agreement. The obligation of Buyer under this Agreement will not be effective unless and until Buyer has completed its review of the Seller and has accepted this Agreement by delivering the Net Amount Funded to Seller, shown above. Prior to accepting this Agreement, Buyer may conduct a processing trial to confirm its access to Seller’s Account, shown above (the “Account”) and the ability to withdraw the Initial Periodic Amount. If the processing trial is not completed to the satisfaction of Buyer, Buyer will refund to Seller all funds that were obtained by Buyer during the processing trial.
3.
Delivery of Purchased Amount. Seller authorizes Buyer to debit the Initial Periodic Amount or any updated periodic amount (the “Periodic Amount”) from the Account each Remittance Date by either ACH or electronic check. Seller will provide Buyer with all required Account information and agrees not to change them without prior written consent from Buyer. Seller will provide an appropriate ACH authorization to Buyer. If any draft or electronic debit is returned for insufficient funds, then Seller will be responsible for any fees incurred by Buyer resulting from a rejected electronic or other remotely created check or ACH debit attempt. Buyer is not responsible for any overdrafts or rejected transactions that may result from Buyer’s debiting any amount authorized under the terms of this Agreement. Seller understands that the foregoing ACH authorization is a fundamental condition to induce Buyer to accept the Agreement. Consequently, such authorization is intended to be irrevocable during the course of this Agreement.

In the event that Seller changes or permits changes to the Account or the ACH authorization approved by the Buyer or adds an additional bank or depository institution (any such bank or depository institution referred to in this Agreement as “bank”) account, Buyer shall have the right, without waiving any of its rights and remedies and without notice to Seller or any Guarantor, to notify the new or additional bank of this Agreement and to direct such new or additional bank to remit to the Buyer all or any portion of the amounts received by such bank in the aggregate totaling the Periodic Amount. Any such new account shall also be deemed an Account.

4.
Reconciliation and Adjusting the Periodic Amount (IMPORTANT PROTECTION FOR SELLER). The initial Periodic Amount is intended to represent the Specified Percentage of the Future Receipts. At any time, Seller or Buyer may request a reconciliation of Seller’s actual revenue to adjust the Periodic Amount to more closely reflect the Seller’s actual Future Receipts times the Specified Percentage.
a.
How Seller may Request a Reconciliation. Contact Buyer via email tms@tvtcapital.com
b.
How Buyer may Request a Reconciliation. Buyer may request a reconciliation in writing via regular mail or e-mail with the subject line, “REQUEST FOR RECONCILIATION”.
c.
Reconciliation Information. Seller shall provide Buyer with a copy of Seller’s most recent month’s official Account statement and month to date Account Statement (the “Reconciliation Information”). Upon receipt of the Reconciliation Information, Buyer shall recalculate Seller’s average revenue. If necessary to verify the Reconciliation Information, Buyer may request additional documentation including view-only access to the Account.
d.
Adjusting the Periodic Amount. Within three (3) business days of Buyer’s reasonable verification of the Reconciliation Information, Buyer shall adjust the Periodic Amount on a going-forward basis to more closely reflect Seller’s actual Receipts times the Specified Percentage. Buyer will notify Seller prior to any such adjustment. After each adjustment made pursuant to this paragraph, the new dollar amount will be deemed the updated Periodic Amount until any subsequent adjustment.
e.
Failure to Provide Reconciliation Information. If Seller requests a reconciliation and fails to provide the Reconciliation Information within FIVE (5) business days after Seller’s reconciliation request, Buyer may consider Seller’s reconciliation request withdrawn. Seller’s time to provide Reconciliation Information may be extended until the underlying Account Statements are provided by Seller’s banking institution or payment processors. If Buyer requests a reconciliation and Seller fails to provide the Reconciliation Information within FIVE (5) business days after Buyer’s reconciliation request,

Exhibit 10.40

Buyer may adjust the Periodic Amount based on the best information reasonably available to Buyer. Any request for reconciliation must be initiated prior to the payoff of the Purchase Amount plus any other sums due to Buyer. Further, Seller must not be in default as defined by this Agreement at the time of a request for reconciliation. Seller’s refusal to deliver Accounts statements pursuant to Buyer’s reconciliation request may be considered interference with Buyer’s rights under this Agreement and, therefore, deemed a default of this Agreement.
f.
Adjustment of the Periodic Amount. Seller and Buyer each acknowledge and agree that:
i.
Adjustment to the Periodic Amount shall become effective as of the date it is granted, and the new adjusted amount of the Periodic Amount shall replace and supersede the initial Periodic Amount or the previously adjusted Periodic Amount.
ii.
The adjusted Periodic Amount shall be debited from the Account until the Purchased Amount is remitted in full unless a subsequent reconciliation occurs then the newly adjusted Periodic Amount shall continue to be debited until the Purchased Amount is remitted in full.
iii.
One or more adjustments to the Periodic Amount may substantially extend the term of this Agreement.
5.
Nonrecourse Sale of Future Receipts (THIS IS NOT A LOAN). Seller is selling a portion of a future revenue stream to Buyer at a discount, not borrowing money from Buyer. There is no interest rate or payment schedule and no time period during which the Purchased Amount must be collected by Buyer. Seller acknowledges that it has no right to repurchase the Purchased Amount from Buyer. Buyer assumes the risk that Future Receipts may be remitted more slowly than Buyer may have anticipated or projected because Seller’s business has slowed down, and the risk that the full Purchased Amount may never be remitted because Seller’s business goes bankrupt or Seller otherwise ceased operations in the ordinary course of business. Buyer is buying the Purchased Amount knowing the risks that Seller’s business may slow down or fail, and Buyer assumes these risks based on Seller’s representations, warranties and covenants in this Agreement that are designed to give Buyer a reasonable and fair opportunity to receive the benefit of its bargain. By this Agreement, Seller transfers to Buyer full and complete ownership of the Purchased Amount and Seller retains no legal or equitable interest therein.
6.
Fees and Charges. The fees and charges owed by Seller are as described in this Agreement.. Some or all of the Origination Fee may be paid to a broker. Otherwise, Buyer is NOT CHARGING ANY BROKER FEES to Seller. If Seller is charged another such fee, Seller acknowledges that it is not being charged by Buyer.
7.
Credit Report and Financial Information Authorizations.
a.
Seller and each of the Guarantors signing above authorize Buyer, its agents and representatives and any credit reporting agency engaged by Buyer, to (i) investigate any references given or any other statements or data obtained from or about Seller or any of the Guarantors for the purpose of this Agreement, (ii) obtain consumer and business credit reports on the Seller and any of its Owners, and (iii) to contact personal and business references provided by the Seller in the Application, at any time now or for so long as Seller and/or Guarantors continue to have any obligations to Buyer as a consequence of this Agreement or for Buyer’s ability to determine Seller’s eligibility to enter into any future agreement with Buyer.
b.
Seller authorizes Buyer and its agents to investigate its financial responsibility and history, and will provide to Buyer any authorizations, banking or financial statements, tax returns, etc., as Buyer deems necessary and reasonable prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed acceptable as an authorization for release of financial and credit information. Buyer is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.
c.
Seller waives, to the maximum extent permitted by law, any claim for damages against Buyer or any of its affiliates relating to any investigation undertaken by or on behalf of Buyer as permitted by this Agreement or disclosure of information as permitted by this Agreement.
8.
Authorization to Contact Current and Prior Banks. Seller authorizes all of its banks and brokers and its Payment Card processor(s) to provide Buyer with Seller’s banking, brokerage and/or processing history to determine qualification or continuation in this program, or for collections upon a breach of this Agreement. Seller hereby further authorizes Buyer to contact any current or prior bank of the Seller in order to obtain whatever information it may require regarding Seller’s transactions with any such bank.

Exhibit 10.40

Such information may include but is not limited to, information necessary to verify the amount of Future Receipts previously processed on behalf of Seller and any fees that may have been charged by the bank. In addition, Seller authorizes Buyer to contact any current or prior bank of the Seller for collection purposes and in order to confirm that Seller is exclusively using the Account identified above, or any other account approved by Buyer, for the deposit of all Future Receipts of the Seller.
9.
Right to Cancel. Seller understands that Buyer offers Seller a right to cancel this Agreement at any time within 10 calendar days after Buyer has delivered the Net Amount Funded. Seller may exercise this right by notifying Buyer that it is cancelling this Agreement and returning the Net Amount Funded to Buyer. For the Seller’s right to cancel to be effective, Buyer must receive both the notice and the return of the Net Amount Funded within 10 calendar days after the Buyer has delivered the Net Amount Funded.
10.
Application of Amounts Received by Buyer. Buyer reserves the right to apply amounts received by it under this Agreement to any fees or other charges due to Buyer from Seller prior to applying such amounts to reduce the amount of any outstanding Purchased Amount.
11.
Representations, Warranties and Covenants of Seller. As of the date of this Agreement and, unless expressly stated otherwise, continuing until Buyer has received 1) the Purchased Amount and 2) all fees and charges due under this Agreement, Seller represents, warrants and covenants to Buyer as follows:
a.
No Diversion of Future Receipts. Seller must deposit all Future Receipts into the Account on a daily basis and must instruct Seller’s credit card processor, which must be approved by Buyer (the “Processor”) to deposit all Payment Card receipts of Seller into the Account on a daily basis. Seller agrees not to (i) change the Account without the express written consent of Buyer, (ii) add an additional Account, (iii) revoke Buyer’s authorization to debit the Account, (iv) close the Account without the express written consent of Buyer or, (v) take any other action with the intent to interfere with Buyer’s right to collect the purchased Future Receipts.
b.
Stacking Prohibited. Seller shall not, without Buyer’s prior written consent, enter into any loan agreement or any agreement for the sale of Future Receipts with any party other than Buyer for the duration of this Agreement. Buyer may share information regarding this Agreement with any third party in order to determine whether Seller is in compliance with this provision.
c.
Financial Condition and Financial Information. Any bank statements and financial statements of Seller that have been furnished to Buyer, and future statements that will be furnished to Buyer, fairly and accurately represent the financial condition of Seller at such dates. Furthermore, Seller represents that all documents, forms and recorded interviews provided to or with Buyer are true, accurate and complete in all respects, and accurately reflect Seller’s financial condition and results of operations at the time they are provided. Seller further agrees to authorize the release of any past or future tax returns to Buyer.
d.
Compliance with Law and Governmental Approvals. Seller is in compliance and shall comply with all applicable federal, state and local laws, rules and regulations and has valid permits, authorizations and licenses to own, operate and lease its properties and to conduct the businesses in which it is presently engaged and/or will engage in hereafter.
e.
Authority to Enter Into This Agreement. Seller and the person(s) signing this Agreement on behalf of Seller, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.
f.
Change of Name or Location or Sale or Closing of Business. Seller will not conduct Seller’s businesses under any name other than as disclosed to Buyer or change any of its places of business without prior written consent of Buyer. Seller will not voluntarily sell, dispose, transfer or otherwise convey all or substantially all of its business or assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller’s obligations under this Agreement pursuant to documentation satisfactory to Buyer. Except as disclosed to Buyer in writing, Seller has no current plans to close its business either temporarily, whether for renovations, repairs or any other purpose, or permanently. Seller will not voluntarily close its business on a temporary basis for renovations, repairs, or any other voluntary purposes. This provision, however, does not prohibit Seller from closing its business temporarily if such closing is required to conduct renovations or repairs that are required by local ordinance or other legal order, such as from a health or fire inspector, or if otherwise forced to do so by circumstances outside of the control of Seller. Prior to any such closure, Seller will provide Buyer 10 calendar days’ notice to the extent practicable.

Exhibit 10.40

g.
No Pending or Contemplated Bankruptcy as of the Date of this Agreement. As of the date of this Agreement, Seller does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Seller. Seller represents that it has not consulted with a bankruptcy attorney or a debt relief organization within six months prior to the date of this Agreement. Seller further warrants that as of the date of this Agreement (i) it does not anticipate filing a bankruptcy petition nor engaging the services of a debt relief organization, and (ii) it does not anticipate that an involuntary petition will be filed against it.
h.
Seller to Pay Taxes Promptly. Seller will promptly pay all necessary taxes and other assessments, including but not limited to employment, sales and use taxes.
i.
No Violation of Prior Agreements. Seller’s execution and performance of this Agreement will not conflict with any other agreement, obligation, promise, court order, administrative order or decree, law or regulation to which Seller is subject, including any agreement that prohibits the sale or pledge of Seller’s Future Receipts.
j.
Seller’s Knowledge and Representation. Seller represents, warrants, and agrees that it is a sophisticated business entity familiar with the kind of transaction covered by the Agreement; it was represented by counsel or had full opportunity to consult with counsel.
k.
Accurate and Complete Information. Seller represents, warrants, and agrees that all information provided to Buyer and all statements made to Buyer relating to this transaction in any way have been truthful, accurate, and complete. Seller further agrees that Seller will be truthful in all future statements to Buyer, and will provide Buyer with accurate and complete information regarding Seller’s business as required by this Agreement.
12.
Rights of Buyer.
a.
Acknowledgment of Security Interest and Security Agreement. The Future Receipts sold by Seller to Buyer pursuant to this Agreement shall constitute and shall be construed and treated for all purposes as a true and complete sale, conveying good title to the Future Receipts free and clear of any liens and encumbrances, from Seller to Buyer. To the extent the Future Receipts are “accounts” or “payment intangibles” as those terms are defined in the Uniform Commercial Code as in effect in the state in which the Seller is located (“UCC”) then: (i) the sale of the Future Receipts creates a security interest as defined in the UCC, (ii) this Agreement constitutes a “security agreement” under the UCC, and (iii) Buyer has all the rights of a secured party under the UCC with respect to such Future Receipts. Seller further agrees that, with or without a breach of this Agreement, Buyer may notify account debtors, or other persons obligated on the Future Receipts, or holding the Future Receipts, of Seller’s sale of the Future Receipts and may instruct them to make payment or otherwise render performance to or for the benefit of Buyer.
b.
Financing Statements. Seller authorizes Buyer to file one or more UCC-1 forms consistent with the UCC to give notice that the Purchased Amount is the sole property of Buyer. The UCC filing may state that such sale is intended to be a sale and not an assignment for security and may state that the Seller is prohibited from obtaining any financing that impairs the value of the Future Receipts or Buyer’s right to collect same. Seller authorizes Buyer to debit the Account for all costs incurred by Buyer associated with the filing, amendment or termination of any UCC filings.
c.
Right of Access. In order to ensure that Seller is complying with the terms of this Agreement, Buyer shall have the right to (i) enter during regular business hours, without notice, the premises of Seller’s business for the purpose of inspecting and checking Seller’s transaction processing terminals to ensure the terminals are properly programmed to submit and or batch Seller’s daily receipts to the Processor and to ensure that Seller has not violated any other provision of this Agreement, (ii) Seller shall provide access to its employees and records and all other items as requested by Buyer; and (iii) have Seller provide information about its business operations, banking relationships, vendors, landlord and other information to allow Buyer to interview any relevant parties.
d.
Phone Recordings and Contact. Seller agrees that any call between Buyer and Seller, and their agents and employees may be recorded or monitored. Further, Seller agrees that (i) it has an established business relationship with Buyer, its employees and agents and that Seller may be contacted from time-to-time regarding this or other business transactions, (ii) that such communications and contacts are not unsolicited or inconvenient, and (iii) that any such contact may be made at any phone number, email address, or facsimile number given to Buyer by the Seller, its agents or employees, including cellular telephones.

Exhibit 10.40

e.
ACH Authorization. Seller represents and warrants that (i) the Account is solely owned by Seller; (ii) the person executing this Authorization on behalf of Seller is an authorized signer on the Account and has the power and authority to authorize Buyer to initiate ACH transactions to and from the Account, and (iii) the Account is a legitimate, open, and active bank account used solely for business purposes and not for personal, family or household purposes. If an ACH transaction is rejected by Seller’s bank for any reason other than a stop payment order placed by Seller with its bank, including without limitation insufficient funds, Seller agrees that Buyer may resubmit up to two times any ACH transaction that is dishonored. Seller’s bank may charge Seller fees for unsuccessful ACH entries. Seller agrees that Buyer will have no liability to Seller for such fees. In the event Buyer makes an error in processing any payment or credit, Seller authorizes Buyer to initiate ACH entries to or from the Account to correct the error. Seller acknowledges that the origination of ACH entries to and from the Account must comply with applicable law and applicable network rules. Seller agrees to be bound by the Rules and Operating Guidelines of NACHA (formerly known as the National Automated Clearing House Association). Seller will not dispute any ACH transaction initiated pursuant to this Authorization, provided the transaction corresponds to the terms of this Authorization. Seller requests the bank that holds the Account to honor all ACH entries initiated in accordance with this Authorization.
13.
Events of Default. The Seller is deemed to have constituted an “Event of Default” if:
a.
The Seller shall violate any term, condition or covenant in this Agreement governing the Seller’s obligations of timely delivery of the initial or adjusted Periodic Amount to the Buyer;
b.
Seller knowingly or willfully provides incorrect, false or misleading information to the Buyer at any time;
c.
The Seller’s violation of any term, condition or covenant in this Agreement;
d.
The Seller uses multiple depository accounts without obtaining prior written consent of the Buyer;
e.
The Seller fails to deposit any portion of its Future Receipts into the Account;
f.
The Seller changes the Account without obtaining prior written consent of the Buyer;
g.
The Seller interferes with the Buyer’s collection of the initial or adjusted Periodic Amount, including, but not limited to the Seller interfering with ACH Payments;
h.
Four (4) or more ACH transactions attempted by the Buyer are rejected by the Seller’s Bank;
i.
Seller fails to give Buyer advance notice that there will be insufficient funds in the Account such that the ACH of the Periodic Amount will not be honored by Seller’s bank, and Seller has not requested a reconciliation in accordance with the Reconciliation Procedure provided in this Agreement, and Seller fails to reasonably respond to Buyer’s communications seeking to ascertain the circumstances of the insufficient funds;
j.
The Seller takes on additional financing (known as “Stacking”) at any times after the Effective Date and prior to the payoff of the Purchased Amount pursuant to this Agreement;
k.
Seller notifies Buyer that it is unilaterally terminating the Agreement or Seller notifies Buyer of Seller’s intent to breach the Agreement;
l.
Seller transfers or sells all or substantially all of its assets without the prior written consent of Buyer;
m.
Seller transports, moves, interrupts, suspends, dissolves, or terminates its business without the prior written consent of Buyer other than (a) a bankruptcy filing which shall not be an event of default or (b) if Seller goes out of business in ordinary course, provided that the assets were not transferred to another individual or entity owned, controlled, or related to Seller;
n.
Seller changes its username and/or password credentials to the Account or removes Buyer’s online access to the Account without giving Buyer at least twenty-four-hour advance written notice of said change with the updated username and password;

Exhibit 10.40

o.
Seller causes its account to stop allowing Buyer to withdraw the Periodic Amount from the Account and (a) Seller does not notify Buyer, within two business days of a valid reason for causing the account to stop clearing payments, and (b) Seller has not requested a Reconciliation as provided herein.
p.
Seller refuses to participate in a reconciliation to adjust the Periodic Amount pursuant to the reconciliation procedure.
q.
Seller notifies Buyer that it is unable or unwilling to collect all or some of Seller’s future receipts that have been sold to Buyer pursuant to this Agreement and Seller Refuses to provide to Buyer a list of Seller’s account debtors to Buyer or interferes with Buyer’s ability to collect the Specified Percentage from the account debtors.
14.
Remedies for Seller’s Breach of this Agreement. If Seller violates any term or covenant in this Agreement, Buyer may proceed to protect and enforce its rights including, but not limited to, the following:
a.
The Specified Percentage shall equal 100%. The full undelivered Purchased Amount plus all fees and charges (including collection and legal fees as more fully described in this Agreement) assessed under this Agreement will become due and payable in full immediately.
b.
Buyer may enforce the provisions of the Personal Guaranty of Performance against each Guarantor.
c.
Seller shall pay to Buyer all reasonable costs associated with Seller’s breach. Buyer may proceed to protect and enforce its rights and remedies by arbitration or lawsuit. In any such arbitration or lawsuit, under which Buyer shall recover Judgment against Seller, Seller shall be liable for all of Buyer’s costs, including but not limited to all reasonable attorneys’ fees which shall be calculated at 33% of the undelivered Purchased Amount and court costs. However, the rights of Buyer under this provision shall be limited as provided in the arbitration provision set forth below.
d.
Buyer may debit depository accounts wherever situated by means of ACH debit or facsimile signature on a computer- generated check drawn on any of Seller’s banking accounts for all sums due to Buyer.
e.
Subject to arbitration as provided in Section 27 of this Agreement, all rights, powers and remedies of Buyer in connection with this Agreement may be exercised at any time by Buyer after the occurrence of breach, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.
15.
Modifications, Amendments. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same is in writing and signed by Buyer.
16.
Assignment. Buyer may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part, with or without prior written notice to Seller.
17.
Personal Guaranty of Performance. Guarantor agrees to irrevocably, absolutely and unconditionally guarantee to Buyer prompt and complete performance of the following obligations of Seller (the “Guaranteed Obligations”):
a.
Seller’s obligation to not (i) change the Account, (ii) add an additional Account, (iii) revoke Buyer’s authorization to debit the Account, (iv) close the Account without the express written consent of Buyer or (v) take any other action with the intent to interfere with Buyer’s right to collect the purchased Future Receipts;
b.
Seller’s obligation to not conduct Seller’s businesses under any name other than as disclosed to Buyer;
c.
Seller’s obligation to not change any of its places of business without prior written consent by Buyer;
d.
Seller’s obligation to not voluntarily sell, dispose, transfer or otherwise convey its business or substantially all business assets without (i) the express prior written consent of Buyer, and (ii) the written agreement of any purchaser or transferee assuming all of Seller's obligations under this Agreement pursuant to documentation satisfactory to Buyer;
e.
Seller’s obligation to not enter into any merchant cash advance or any loan agreement that relates to or encumbers its Future Receipts with any party other than Buyer without Buyer’s prior written consent for the duration of this Agreement; and

Exhibit 10.40

f.
Seller’s obligation to provide truthful, accurate, and complete information as required by this Agreement.
18.
Guarantor Waivers. Buyer does not have to notify Guarantor of any of the following events and Guarantor will not be released from its obligations under the Agreement and this Personal Guaranty of Performance if it is not notiﬁed of: (i} Seller’s failure to timely perform any obligation under the Agreement, (ii} any adverse change in Seller ’s ﬁnancial condition or business, (iii) Buyer’s acceptance of the Agreement, and (iv} any renewal, extension or other modiﬁcation of the Agreement or Seller ’s other obligations to Buyer. In addition, Buyer may take any of the following actions without releasing Guarantor from any of its obligations under the Agreement and this Performance Guaranty: (i) renew, extend or otherwise modify the Agreement or Seller’s other obligations to Buyer, and (ii) release Seller from its obligations to Buyer. Guarantor shall not seek reimbursement from Seller or any other guarantor for any amounts paid by it under the Agreement or this Performance Guaranty. Guarantor permanently waives and shall not seek to exercise any of the following rights that it may have against Seller, or any other guarantor, for any amounts paid by it, or acts performed by it, under the Agreement or this Performance Guaranty: (i) subrogation, (ii) reimbursement, (iii) performance, (iv} indemniﬁcation, or (v) contribution.
19.
Guarantor Acknowledgement. Guarantor acknowledges that Guarantor understands the seriousness of the provisions of the Agreement, including the Jury Waiver, Class Action Waiver and Arbitration sections.
20.
Notices.
a.
Notices from Buyer. Buyer may send any notices, disclosures, terms and conditions, other documents, and any future changes to Seller and Guarantor (as applicable) by regular mail or by e-mail, at Buyer’s option and Seller and Guarantor each consent to such electronic delivery. Notices sent by e-mail are effective when sent. Notices sent by regular mail become effective three days after mailing to Seller’s address set forth in this Agreement.
b.
Notices from Seller and Guarantor. Subject to Section 4 of this Agreement, Seller and Guarantor may send any notices to Buyer by e-mail only upon the prior written consent of Buyer, which consent may be withheld or revoked at any time in Buyer’s sole discretion. Otherwise, any notices or other communications from Seller and Guarantor to Buyer must be delivered by certified mail, return receipt requested, to Buyer’s address set forth in this Agreement. Notices sent to Buyer shall become effective only upon receipt by Buyer.
c.
Binding Effect, Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Seller, Buyer, Guarantor and their respective successors and assigns, except that neither Seller nor Guarantor shall not have the right to assign its respective rights hereunder or any interest herein without the prior written consent of Buyer which consent may be withheld in Buyer’s sole discretion. Except as set forth in the Arbitration section, this Agreement shall be governed by and construed in accordance with the laws of the state of New York or Florida, without regard to any applicable principles of conflicts of law. Any suit, action or proceeding arising hereunder, or the interpretation, performance or breach of this Agreement, shall, if Buyer so elects, be instituted in any court sitting in New York or Florida, (the “Acceptable Forums”). Seller and Guarantor agree that the Acceptable Forums are convenient to it, and submit to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue. Should such proceeding be initiated in any other forum, Seller and Guarantor waive any right to oppose any motion or application made by Buyer to transfer such proceeding to an Acceptable Forum. Buyer, Seller and Guarantor further agree that the mailing by electronic mail or first class mail or certified mail, return receipt requested, of any process required by any such court will constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court, but without invalidating service performed in accordance with such other provisions. Buyer shall presume the mailing address is a valid and current address for Seller and Guarantor(s) unless Seller or Guarantor provide an additional or updated address for service of process prior to any event of default. Guarantor acknowledges and agrees that the Purchase Price is being paid and received by Seller in New York or Florida, that the Specified Percentage of the Future Receipts are being delivered to Buyer in New York or Florida, and that the transaction contemplated in the Guaranty was negotiated, and is being carried out, in New York or Florida. Guarantor acknowledges and agrees that it is guaranteeing a New York or Florida agreement and transaction. Guarantor acknowledges and agrees that New York or Florida has a reasonable relationship to this transaction.
21.
Survival of Representations, Warranties and Covenants. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full.

Exhibit 10.40

22.
Interpretation. All parties hereto have had the opportunity to review this Agreement with an attorney of their own choosing and have relied only on their own attorney’s guidance and advice or have been provided sufficient opportunity to have an attorney of their choosing review the Agreement. No construction determinations shall be made against Buyer as drafter.
23.
Entire Agreement and Severability. This Agreement embodies the entire agreement among Seller, Guarantor, and Buyer and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any of the provisions in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.
24.
Execution. Facsimile signatures, or any other electronic means reflecting the party’s signature hereto, shall be deemed acceptable for all purposes. The parties agree that if a duly authorized representative of each of the parties signs this Agreement and transmits such Agreement to the other party via facsimile or electronically transmitted portable document format, such transmission shall be treated in all manner and respects as an original signature (or counterpart thereof) and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of a party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine or electronic transmission in portable document format to deliver a signature or the fact that any signature was transmitted or communicated through the use of facsimile machine or electronic transmission in portable document format as a defense to this Agreement and each such party forever waives any such defense. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same agreement.
25.
Authorization to Contact.
a.
Authorization to Contact by Phone. Seller and Guarantor authorize Buyer, its affiliates, agents and independent contractors to contact Seller or Guarantor at any telephone number Seller or Guarantor provide to Buyer or from which Seller or Guarantor places a call to Buyer, or any telephone number where Buyer believes it may reach Seller or Guarantor, using any means of communication, including but not limited to calls or text messages to mobile, cellular, wireless or similar devices or calls or text messages using an automated telephone dialing system and/or artificial voices or prerecorded messages, even if Seller or Guarantor incurs charges for receiving such communications.
b.
Authorization to Contact by Other Means. Seller and Guarantor also agree that Buyer, its affiliates, agents and independent contractors, may use any other medium not prohibited by law including, but not limited to, mail, e-mail and facsimile, to contact Seller and Guarantor. Seller and Guarantor expressly consent to conduct business by electronic means.
26.
JURY WAIVER. EXCEPT AS PROVIDED BY APPLICABLE STATE OR FEDERAL LAW, THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR ITS ENFORCEMENT, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. THE PARTIES ACKNOWLEDGE THAT EACH PARTY MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ACKNOWLEDGE THEIR RIGHT TO REVIEW THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.
27.
CLASS ACTION WAIVER. BUYER, SELLER, AND EACH GUARANTOR ACKNOWLEDGE AND AGREE THAT THE AMOUNT AT ISSUE IN THIS TRANSACTION AND ANY DISPUTES THAT ARISE BETWEEN THEM ARE LARGE ENOUGH TO JUSTIFY DISPUTE RESOLUTION ON AN INDIVIDUAL BASIS. EACH PARTY HERETO WAIVES ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTIES AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW OR DEEMED BY A COURT OF LAW TO BE AGAINST PUBLIC POLICY. TO THE EXTENT ANY PARTY IS PERMITTED BY LAW OR A COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES AGREE THAT:

(I) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS’ FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOT WITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT), AND (II) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATE IN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

28.
ARBITRATION. IF BUYER, SELLER OR ANY GUARANTOR REQUESTS, THE OTHER PARTIES AGREE TO ARBITRATE ALL DISPUTES AND CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT. IF BUYER, SELLER OR ANY GUARANTOR SEEKS TO HAVE A DISPUTE SETTLED BY ARBITRATION, THAT PARTY MUST FIRST SEND TO ALL OTHER PARTIES, BY CERTIFIED MAIL, A WRITTEN

Exhibit 10.40

NOTICE OF INTENT TO ARBITRATE. IF BUYER, SELLER OR ANY GUARANTOR DO NOT REACH AN AGREEMENT TO RESOLVE THE CLAIM WITHIN 30 DAYS AFTER THE NOTICE IS RECEIVED, BUYER, SELLER OR ANY GUARANTOR MAY COMMENCE AN ARBITRATION PROCEEDING WITH THE AMERICAN ARBITRATION ASSOCIATION (“AAA”) OR THE FORUM. BUYER WILL PROMPTLY REIMBURSE SELLER OR GUARANTOR FOR ANY ARBITRATION FILING FEE, HOWEVER, IN THE EVENT THAT BOTH SELLER AND GUARANTOR MUST PAY FILING FEES, BUYER WILL ONLY REIMBURSE SELLER’S ARBITRATION FILING FEE AND, EXCEPT AS PROVIDED IN THE NEXT SENTENCE, BUYER WILL PAY ALL ADMINISTRATION AND ARBITRATOR FEES. IF THE ARBITRATOR FINDS THAT EITHER THE SUBSTANCE OF THE CLAIM RAISED BY SELLER OR GUARANTOR OR THE RELIEF SOUGHT BY SELLER OR GUARANTOR IS IMPROPER OR NOT WARRANTED, AS MEASURED BY THE STANDARDS SET FORTH IN FEDERAL RULE OF PROCEDURE 11(B), THEN BUYER WILL PAY THESE FEES ONLY IF REQUIRED BY THE AAA OR FORUM RULES. SELLER AND GUARANTOR AGREE THAT, BY ENTERING INTO THIS AGREEMENT, THEY ARE WAIVING THE RIGHT TO TRIAL BY JURY. BUYER, SELLER OR ANY GUARANTOR MAY BRING CLAIMS AGAINST ANY OTHER PARTY ONLY IN THEIR INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE PROCEEDING. FURTHER, BUYER, SELLER AND ANY GUARANTOR AGREE THAT THE ARBITRATOR MAY NOT CONSOLIDATE PROCEEDINGS FOR MORE THAN ONE PERSON’S CLAIMS, AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A REPRESENTATIVE OR CLASS PROCEEDING, AND THAT IF THIS SPECIFIC PROVISION DEALING WITH THE PROHIBITION ON CONSOLIDATED, CLASS OR AGGREGATED CLAIMS IS FOUND UNENFORCEABLE, THEN THE ENTIRETY OF THIS ARBITRATION CLAUSE SHALL BE NULL AND VOID. THIS AGREEMENT TO ARBITRATE IS GOVERNED BY THE FEDERAL ARBITRATION ACT AND NOT BY ANY STATE LAW REGULATING THE ARBITRATION OF DISPUTES. THIS AGREEMENT IS FINAL AND BINDING EXCEPT TO THE EXTENT THAT AN APPEAL MAY BE MADE UNDER THE FAA. ANY ARBITRATION DECISION RENDERED PURSUANT TO THIS ARBITRATION AGREEMENT MAY BE ENFORCED IN ANY COURT WITH JURISDICTION. THE TERMS “DISPUTES” AND “CLAIMS” SHALL HAVE THE BROADEST POSSIBLE MEANING.
29.
RIGHT TO OPT OUT OF ARBITRATION. SELLER AND GUARANTOR(S) MAY OPT OUT OF THE ARBITRATION PROVISION ABOVE. TO OPT OUT OF THE ARBITRATION CLAUSE, SELLER AND EACH GUARANTOR MUST SEND BUYER A NOTICE THAT THE SELLER AND EACH GUARANTOR tms@tvtcapital.com T. FOR ANY OPT OUT TO BE EFFECTIVE, SELLER AND EACH GUARANTOR MUST SEND AN OPT OUT NOTICE TO THE FOLLOWING ADDRESS BY REGISTERED MAIL, WITHIN 14 DAYS AFTER THE DATE OF THIS AGREEMENT: ATTENTION: salessupport@inadvancecap.com

Exhibit 10.40

AUTHORIZATION AGREEMENT
FOR AUTOMATED CLEARING HOUSE TRANSACTIONS

[Mobilewalla, Inc.] (“Seller”) hereby authorizes ADVANCE SERVICE GROUP, LLC d/b/a IAC,TVT Madison Square or its affiliates, agents, successors, or assigns (“Buyer”) to present automated clearing house (ACH) debits to the following account in the amount of fees and other payments due to Buyer from Seller under the terms of that Purchase and Sale of Future Receipts Agreement (the “Agreement”) entered into between Seller and Buyer, as it may be amended, supplemented or replaced from time to time. Seller also authorizes Buyer to initiate additional entries (debits and credits) to correct any erroneous transfers. In addition, if Seller breaches the Agreement, Seller authorizes Buyer to debit any and all accounts controlled by Seller or controlled by any entity with the same Federal Tax Identification Number as Seller up to the total amount, including but not limited to, all fees and charges, due to Buyer from Seller under the terms of the Agreement.

Seller agrees to be bound by the Rules and Operating Guidelines of NACHA and represents and warrants that the designated account is established and used primarily for commercial/business purposes, and not for consumer, family or household purposes. Seller authorizes Buyer to contact Seller’s financial institution to obtain available funds information and/or to verify any information Seller has provided about the designated checking account and to correct any missing, erroneous or out-of-date information. Seller understands and agrees that any revocation or attempted revocation of this Authorization will constitute a breach of the Agreement for the Sale of Future Receipts. In the event that Seller closes the designated checking account, or the designated checking account has insufficient funds for any ACH transaction under this Authorization, Seller authorizes Buyer to contact Seller’s financial institution and obtain information (including account number, routing number and available balance) concerning any other deposit account(s) maintained by Seller with Seller’s financial institution, and to initiate ACH transactions under this Authorization to such additional account(s). To the extent necessary, Seller grants Buyer a limited Power of Attorney to take action in Seller’s name to facilitate this authorization.

Transfer Funds To/From:	Name of Bank: SVB BANK - FIRST CITIZENS
ABA Transit/Routing #: [***]
Account #: [***]

This authorization is to remain in full force and effect until Buyer has received all amounts due or that may become due to Buyer under the Agreement.

Seller Information:	Seller’s Name: Mobilewalla, Inc.
Signature of Authorized Representative:
Print Name: Jay Clark
Title: CFO/COO
Seller’s Tax ID: 26-3753882
Date: Feb 19, 2026

[Attached Voided Check Here for Checking Account]

Exhibit 10.40

WAIVER OF PERSONAL SERVICE

This Addendum (“Addendum”) is to be made a part of the purchase and sale of future receipts agreement (the “Contract”) between ADVANCE SERVICE GROUP, LLC. (“Buyer”) and Mobilewalla, Inc. (“Merchant”) and Jay Clark (“Guarantor”) (collectively the “Parties”) dated Feb 19, 202.6

1.
Merchant hereby irrevocably and unconditionally waives personal service of any summons, complaint, or other process, which may be made by any other means permitted by New York or Florida law. Merchant understands and agrees that an action, lawsuit, or controversy may be taken up and considered by a court without any further notice. Merchant further agrees to waive any objection to the absence of formal service of process.
2.
Guarantor hereby irrevocably and unconditionally waives personal service of any summons, complaint, or other process, which may be made by any other means permitted by New York or Florida law. Guarantor understands and agrees that an action, lawsuit, or controversy may be taken up and considered by a court without any further notice. Guarantor further agrees to waive any objection to the absence of formal service of process.
3.
MERCHANT HEREBY AGREES TO ACCEPT SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS BY ELECTRONIC MAIL (“EMAIL”) OR BY UNITED STATES POSTAL SERVICE (“USPS”) AT THE ADDRESSES LISTED BELOW OR BY ANY OTHER MEANS PERMITTED BY NEW YORK OR FLORIDA LAW.
4.
GUARANTOR HEREBY AGREES TO ACCEPT SERVICE OF ANY SUMMONS, COMPLAINT, OR OTHER PROCESS BY ELECTRONIC MAIL (“EMAIL”) OR BY UNITED STATES POSTAL SERVICE (“USPS”) AT THE ADDRESSES LISTED BELOW OR BY ANY OTHER MEANS PERMITTED BY NEW YORK OR FLORIDA LAW.
5.
Service shall be effective upon sending the electronic mail or depositing the summons and complaint in a USPS mailbox. Merchants’ or Guarantors’ email address or physical address provided shall be presumed to be valid and current unless Merchants or Guarantors provide a new email or physical address for service of process.
6.
Merchant or Guarantor shall notify Buyer of any changes to its physical address or email address for service. Unless Seller is notified of a change in address, all addresses shall be presumed to be accurate.
7.
This Addendum shall supersede any inconsistent notice requirements in the Contract with respect to service of process.
8.
Any parties, including additional guarantors shall agree to waive service of process and accept service at the email address provided or last known address.

SELLER # 1 (Print)
By (First Name): Jay□	(Last Name): Clark□
Email: [***]	Business Phone: [***] □
(Title): CFO/COO	Signature

OWNER/GUARANTOR # 1 (Print)
By (First Name): Anindya□	(Last Name): Datta□
Email: [***]	Business Phone: [***]
(Title):	Signature

(use additional forms for additional merchants or guarantors)

Exhibit 10.40

ADDITIONAL SELLERS ADDENDUM

ADDENDUM TO SALE OF FUTURE RECEIPTS AGREEMENT

This ADDENDUM TO SALE OF FUTURE RECEIPTS AGREEMENT (this “Addendum”), dated 02/19/2026 is entered into by and among ADVANCE SERVICE GROUP, LLC. (“BUYER”) and Business Legal Name:

Business Legal Name:	EIN #:
Form of Business Entity:	("Seller #1"); and

Business Legal Name:	EIN #:
Form of Business Entity:	("Seller #2"); and

Business Legal Name:	EIN #:
Form of Business Entity:	("Seller #3"); and

Business Legal Name:	EIN #:
Form of Business Entity:	("Seller #4").

Signature:
Name:	JAY D. CLARK
SSN:	[***]
Email:	[***]
Phone:
Title:	CFO/COO CFO/COO

Hereinafter: (i) Seller #1 is referred to as the "Original Seller"; and (ii) Seller #2, Seller #3 and Seller #4 are referred to, individually and collectively, jointly and severally, as the "Additional Seller"; and (iii) the Original Seller and the Additional Seller are referred to, individually and collectively, jointly and severally, as the "Seller."

Hereinafter, Guarantor # 1 is referred to as the "Original Guarantor."

W-I-T-N-E-S-S-E-T-H

WHEREAS, BUYER, the Original Seller and the Original Guarantor entered into that certain SALE OF FUTURE RECEIPTS AGREEMENT, dated 02/19/2026 (the “Agreement”); and

WHEREAS, the obligations of the Original Seller under the Agreement are further guaranteed by the Original Guarantor pursuant to the Personal Guaranty of Performance set forth in the Agreement (the “Guaranty”); and

WHEREAS, the parties hereto desire to amend and restate the Agreement by adding the name(s) of the Additional Seller as the parties to the Agreement, as if the Additional Seller were the signatories to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the mutual receipts and sufficiency of which is hereby acknowledged, the parties to this Addendum hereby agree to the foregoing and as follows:

1. The Agreement shall be amended and restate to include the Additional Seller as the parties to the Agreement, as if the Additional Seller were the signatories to the Agreement.

2. Additional Sellers shall be jointly and severally liable for any obligations owed to Buyer under the Agreement.

3. Additional Sellers hereby grant Buyer a security interest in, and authorize Buyer to file a UCC financing statement covering, all of the Additional Sellers’ present and future accounts, chattel paper, deposit accounts, personal property, assets and fixtures, general intangibles, instruments, equipment, inventory wherever located, and proceeds now or hereafter owned or acquired by Additional Sellers.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit 10.40

SELLER # 1 (Print) By (First Name): Jay D. Clark (Last Name): Jay D. Clark Email [***] Business Phone: [***] (Title): CFO/COO Signature:
SELLER # 2 (Print) (if applicable) By (First Name): (Last Name): Email Business Phone: (Title): Signature:
SELLER # 3 (Print) (if applicable) By (First Name): (Last Name): Email Business Phone: (Title): Signature:
SELLER # 4 (Print) (if applicable) By (First Name): (Last Name): Email Business Phone: (Title): Signature:
ORIGINAL GUARANTOR # 1 (Print) By (First Name): (Last Name): Email Business Phone: (Title): Signature:

Exhibit 10.40

Sales-Based Financing Disclosure

Recipient's Name: Mobilewalla, Inc.

Recipient's Address: 5170 Peachtree Road, Bldg 100 Ste. 100ChambleeGA30341

2/24/2026

Provider's Name: Advance Service Group LLC

Provider's Address: 10 West 37th St, New York, NY, 10018

Provider's Phone Number: 1-888-927-4679

Provider's E-mail Address: salessupport@inadvancecap.com

ITEMIZATION OF AMOUNT FINANCED
1. Amount Given Directly to You	$ 239,866.00
2. Amount Paid on Your Account with Us	$ 0.00
2. Prepaid Finance Charges: Processing Fee	$ 10,134.00
4. Amount Provided to You or on Your Behalf (1+2+3)	$ 250,000.00
5. Amount Financed (1 + 2+ 3)	$ 250,000.00

Applicable law requires this information to be provided to you to help you make an informed decision. By signing below, you are confirming that you received this information

Signature __________________________ Disclosure Date Feb 19, 2026

Sales-Based Financing Disclosure

Funding Provided (Total Amount Financed)	$ 250,000.00

This is how much funding Advance Service Group will provide.

Due to deductions or payments to others, the total funds that will be provided to you directly is $ 239,866.00 . For more information on what amounts will be deducted, please review the attached document “Itemization of Amount Financed”.

Estimated Annual Percentage Rate (APR)	190.62%

APR is the estimated cost of your financing expressed as a yearly rate. APR incorporates the amount and timing of the funding you receive, fees you pay, and the periodic payments you make. This calculation assumes your estimated average monthly income through the Approved Account will be $ 950000.00000.    . Since your actual income may vary from our estimate, your effective APR may also vary.

APR is not an interest rate. The cost of this financing is based upon the discount taken on the amount of the future receivables you sell and fees charged by Advance Service Group rather than interest that accrues over time.

Finance Charge (Fees Deducted or Withheld at Disbursement)	$ 10,134.00	This is the dollar cost of your financing. Your finance charge will not increase if you take longer than estimated to deliver the receivables we purchased.
Estimated Total Payment Amount	$342500.00	This is the total dollar amount of receivables you will deliver to Advance Service Group under this contract if your business generates all of the receivables we purchased.
Estimated Monthly Cost	$ 27,400.00

Although you will not deliver receivables to Advance Service Group on a monthly basis, this is our calculation of your average monthly cost based on the estimated term assuming that your business generates receivables in equal amounts each month.

Estimated Payment

$6,850.00 /Daily (or Weekly)

This is an estimate required by California law. It may differ from your actual remittance (payment) amount. For the actual remittance (payment) amount, see the first page of your contract.

Payment Terms

Weekly remittances (payments) are required each week.

We based your preset weekly remittances (payments) of $6,850.00      upon our estimate of 40% of your total income, based upon average monthly income of $   950000.00000.  from the bank statements you provided.

You have the right to reduce weekly remittances (payments) or receive refunds of all or part of your payments if you demonstrate that your payments have exceeded 40% of your total income during any given month. For more details on your rights, see page 1 of your contract.

Estimated Term	360 Days	This is our estimate of how long it will take to collect amounts due to us under the contract based upon the Initial Daily/weekly amount. Note: Revenue-based financing does not have a fixed term.
Prepayment	If you pay off the financing faster than required, you still must pay all or a portion of the finance charge, up to $ based upon our estimates.
If you pay off the financing faster than required, you will not be required to pay additional fees.
Estimated Number of Payments	Number of payments expected, based on the projected sales volume, to equal the Total Repayment Amount . 50.00
Broker Compensation	Is Provider paying compensation directly to a broker? Yes	If Yes, amount of compensation being paid directly to a broker: $
Payment Schedule	• Fixed X • Variable

Provider will debit the Periodic Amount from Recipient's bank account. The initial Periodic Amount is $6,850.00 . Please refer to Section 2 of your Agreement for how the Periodic Amount can be changed.

Applicable law requires this information to be provided to you to help you make an informed decision. By signing below, you are confirming that you received this information

Signature __________________________ Disclosure Date Feb 19, 2026